Exhibit 21

ADVANCED MICRO DEVICES, INC.

LIST OF SUBSIDIARIES

As of December 29, 2007

Name of Subsidiary

Domestic Subsidiaries	State or Jurisdiction in Which Incorporated or Organized
Advanced Micro Ltd.*	California

AMD Corporation*	California

ATI Technologies Systems Corp.	California

AMD (EMEA) LTD.	Delaware

AMD Far East Ltd.	Delaware

AMD International Sales & Service, Ltd.	Delaware

AMD Texas Properties, LLC	Delaware

AMD Latin America Ltd.	Delaware

AMD Saxony LLC	Delaware

AMD US Finance, Inc.(1)	Delaware

AMD (US) Holdings, Inc.	Delaware

AMD Investments, Inc.(2)	Delaware

AMD FAB 36 LLC	Delaware

Foreign Subsidiaries

Advanced Micro Devices Belgium N.V.	Belgium

AMD South America LTDA(3)	Brazil

1252986 Alberta ULC(4)	Canada

Advanced Micro Devices (China) Co. Ltd.	China

AMD Technologies (China) Co. Ltd.(5)	China

Advanced Micro Devices (Shanghai) Co. Ltd.(5)	China

AMD Products (China) Co., Ltd(5)	China

AMD Technology Development (Beijing) Co.(6)	China

Advanced Micro Devices S.A.S.	France

Advanced Micro Devices GmbH	Germany

AMD FAB 36 Limited Liability Company & Co. KG(7)	Germany

AMD FAB 36 Admin GmbH(8)	Germany

AMD FAB 36 Holding GmbH	Germany

AMD Saxony Limited Liability Company & Co. KG(9)	Germany

AMD Saxony Admin GmbH(10)	Germany

AMD Saxony Holding GmbH	Germany

AMD India Engineering Centre Private Limited	India

Advanced Micro Devices S.p.A.	Italy

AMD Japan Ltd.	Japan

Advanced Micro Devices Sdn. Bhd.	Malaysia

Advanced Micro Devices Export Sdn. Bhd.(11)	Malaysia

AMD (Netherlands) B.V.(12)	Netherlands

Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore

Advanced Micro Devices, AB	Sweden

Advanced Micro Devices (U.K.) Limited	United Kingdom

ATI Technologies ULC (13)	Alberta

ATI International ULC (14)	Alberta

ATI Technologies Distribution ULC (14)	Alberta

ATI Technologies (Bermuda) Limited (14)	Bermuda

ATI Research GmbH (14)	Germany

ATI Technologies (Korea) Co., Ltd.(14)	Korea

ATI Technologies Singapore Pte. Ltd. (14)	Singapore

ATI Technologies (Europe) GmbH (15)	Germany

ATI International SRL(16)	Barbados

ATI Technologies (Hungary) Ltd.	Hungary

AMD Research & Development Center India Private Limited (16)	India

ATI Technologies (L) Inc. (17)	Malaysia

Advanced Micro Devices Malaysia Ltd. (18)	Malaysia

Amersham 1099 Limited(19)	Hong Kong

ATI Technologies (H.K.) Ltd.(20)	Hong Kong

Advanced Micro Devices (Finland) Oy(21)	Finland

Commerce Valley Realty Holdings Inc. (22)	Ontario

(1)	91.67% owned by AMD, Inc., 8.33% owned by AMD (US) Holdings, Inc.

(2)	Subsidiary of AMD (US) Holdings, Inc.

(3)	99.9% owned by AMD International Sales & Service, Ltd., 0.1% owned by AMD Far East Ltd.

(4)	Subsidiary of AMD US Finance, Inc.

(5)	Subsidiary of Advanced Micro Devices (China) Co., Ltd.

(6)	51% owned by Advanced Micro Devices, Inc., 49% owned by AMD Technologies (China) Co., Ltd.

(7)	Partnership in which AMD Fab 36 LLC is the general partner and AMD Fab 36 Holding GmbH and AMD Fab 36 Admin GmbH are the limited partners

(8)	Subsidiary of AMD Fab 36 Holding GmbH

(9)	Partnership in which AMD Saxony LLC is the general partner and AMD Saxony Holding GmbH and AMD Saxony Admin GmbH are the limited partners

(10)	Subsidiary of AMD Saxony Holding GmbH

(11)	Subsidiary of Advanced Micro Devices Sdn. Bhd.

(12)	Subsidiary of Advanced Micro Devices Export Sdn. Bhd.

(13)	Subsidiary of 1252986 Alberta ULC

(14)	Subsidiary of ATI Technologies ULC

(15)	Subsidiary of ATI Research GmbH

(16)	99% owned by ATI Technologies ULC, 1% owned by ATI International ULC

(17)	Subsidiary of ATI Technologies (Bermuda) Limited

(18)	Subsidiary of ATI Technologies (L) Inc.

(19)	99.9% owned by ATI Technologies (L) Inc., 0.1% owned by ATI International ULC

(20)	95% owned by ATI International SRL, 5% owned by ATI International ULC

(21)	96.2% owned by ATI Technologies ULC, 2.5% owned by Mikko Saari, 1.3% owned by Petri Norlund

(22)	50% owned by ATI Technologies ULC, 18.75% owned by Metrus (THL) Properties Inc., 18.75% owned by Metrus (Deg) Properties Inc., and 12.5% owned by Muzzo Brothers Group Inc.

(*)	Inactive